Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES NET INCOME OF $18.0 MILLION AND ORGANIC LOAN GROWTH OF 5.6% FOR THE FIRST QUARTER OF 2014

NORWICH, NY (April 28, 2014) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported net income for the three months ended March 31, 2014 was $18.0 million, up from $7.6 million for the same period last year.  The 2014 first quarter results included the full impact of the March 8, 2013 acquisition of Alliance Financial Corporation (“Alliance”).  Reported results for the first quarter of 2013 included approximately $10.7 million in merger related expenses.  Reported earnings per diluted share for the three months ended March 31, 2014 was $0.41 as compared to $0.21 for the same period in 2013.

Core net income (excluding net securities gains, merger related expenses, and other items not considered core) for the three months ended March 31, 2014 was $18.4 million, up 29.1% from $14.3 million for the same period in 2013.  Core diluted earnings per share for the three months ended March 31, 2014 was $0.42, up from $0.39 for the same period in 2013.

First Quarter 2014 Highlights:

•	Net income of $18.0 million for the first quarter of 2014 is the second highest quarter in the Company’s history

•	Strong organic loan growth continued in the first quarter of 2014 annualized at 5.6%

•	Net charge-offs to average loans was 0.27% for the first quarter of 2014, down from 0.44% from the fourth quarter of 2013, and lowest since the first quarter of 2007

•	The 32 branches of NBT Bank’s Pennstar division were rebranded in March. Now all of the Company’s banking locations do business under the NBT Bank name

“We are once again pleased to report record net income and strong organic loan growth as we communicate our first quarter 2014 results,” said NBT President and CEO Martin Dietrich. “As our quality team of financial professionals continues to promote NBT’s unique brand of customer and community-focused banking, we remain attentive to asset quality, expense control and investing in technology and training in our efforts to enhance NBT’s long-term value for our shareholders. We are also pleased to report that, with the rebranding of our Pennsylvania branches in March, all of our banking locations across our five-state footprint are now doing business as NBT Bank, creating operational efficiencies and enabling our customers to more easily identify us and fully access the range of financial services we offer.”

Net interest income was $61.5 million for the first quarter of 2014, down slightly from the prior quarter, and up $9.4 million from the first quarter of 2013 primarily due to the acquisition of Alliance.  FTE net interest margin was 3.63% for the three months ended March 31, 2014, up from 3.61% from the prior quarter, and down from 3.68% for the first quarter of 2013.  Average interest earning assets were up $54.4 million, or 0.8%, for the first quarter of 2014 as compared to the prior quarter, driven primarily by organic loan production during the first quarter.  Slight rate compression on earning assets continued to negatively impact net interest margin in the first quarter of 2014 as evidenced by decreasing loan yields from 4.54% for the fourth quarter of 2013 to 4.50% for the first quarter of 2014.  Average interest bearing liabilities increased $42.5 million, or 0.8%, from the fourth quarter of 2013 to the first quarter of 2014.  The rate compression on earning assets was offset by a decrease of 3 basis points in the rates paid on interest bearing liabilities in the first quarter of 2014 versus the prior quarter.  This decrease was primarily driven by a decrease of 4 basis points in rates paid on deposits and lower time deposit balances.

Noninterest income for the three months ended March 31, 2014 was $26.3 million, up 3.9% from the prior quarter, and up 4.2% from the first quarter of 2013.  The increase from the prior quarter was $1.0 million and was driven primarily by insurance and other financial services revenue, mostly due to an increase in contingent insurance revenue in the first quarter of 2014.  The increase from the three months ended March 31, 2013 was due primarily to increases in trust and ATM and debit card fees, due in large part to the full quarter impact from Alliance in 2014.

Noninterest expense for the three months ended March 31, 2014 was $57.5 million, up 3.7% from the prior quarter.  This increase from the prior quarter was due primarily to a 5.1% increase in salaries and employee benefits and an 18.3% increase in occupancy expenses mostly due to the harsh winter.   Noninterest expense for the three months ended March 31, 2014 was down 5.3% from the first quarter of 2013 primarily due to merger expenses associated with the acquisition of Alliance.  Excluding merger expenses totaling $10.7 million during the first quarter of 2013, noninterest expense was up 15.0% for the first quarter of 2014 as compared to the same period last year.  This increase from the prior year was due primarily to the acquisition of Alliance expenses including occupancy, salaries and employee benefits, data processing, and equipment.  The increase in salaries and benefits from the Alliance acquisition was partially offset by lower retirement plan expenses due mainly to plan asset performance and a previous plan amendment.  Income tax expense for the three month period ended March 31, 2014 was $8.7 million, down slightly from $8.8 million from the prior quarter, and up from $3.4 million for the first quarter of 2013.  The increase from the first quarter of 2013 is due primarily to the increase in pre-tax income during the first quarter of 2014 over the first quarter of 2013.  The effective tax rate was 32.5% for the first quarter of 2014, 32.9% for the fourth quarter of 2013, and 30.5% for the first quarter of 2013.

Asset Quality

Net charge-offs were $3.6 million for the first quarter of 2014, down from $5.9 million for the fourth quarter of 2013, and down from $6.3 million for the first quarter of 2013.  Net charge-offs to average loans for the first quarter of 2014 was 0.27%, compared to 0.44% for the fourth quarter of 2013 and 0.56% for the same period in 2013.  NBT recorded a provision for loan losses of $3.6 million for the three months ended March 31, 2014, compared with $5.2 million for the fourth quarter of 2013 and $5.7 million for the first quarter of 2013.

Nonperforming loans to total loans was 0.99% at March 31, 2014, equivalent to December 31, 2013, and up from 0.83% at March 31, 2013.  Past due loans as a percentage of total loans was 0.57% for the first quarter of 2014 as compared to 0.77% as of December 31, 2013, and 0.81% as of March 31, 2013.

The allowance for loan losses totaled $69.4 million at March 31, 2014, equivalent to December 31, 2013 and up from $68.7 million at March 31, 2013.  The allowance for loan losses as a percentage of loans was 1.27% (1.51% excluding acquired loans with no related allowance recorded) at March 31, 2014, compared to 1.28% (1.55% excluding acquired loans with no related allowance recorded) at December 31, 2013 and 1.32% (1.69% excluding acquired loans with no related allowance recorded) at March 31, 2013.

Balance Sheet

Total assets were $7.8 billion at March 31, 2014, up $101.0 million or 1.3% from December 31, 2013.  Loans were $5.5 billion at March 31, 2014, up $75.2 million from December 31, 2013, primarily due to strong organic loan growth during the first quarter of 2014.  Total deposits were $6.1 billion at March 31, 2014, up $178.7 million from December 31, 2013.  Stockholders’ equity was $832.2 million, representing a total equity-to-total assets ratio of 10.73% at March 31, 2014, compared with $816.6 million or a total equity-to-total assets ratio of 10.67% at December 31, 2013.

Subsequent Event

On April 17, 2014, NBT Capital Corp., a wholly-owned subsidiary of NBT, sold its 20% ownership interest in Springstone Financial, LLC, which NBT originally acquired in exchange for a $3 million investment, to LendingClub Corporation as part of LendingClub’s acquisition of all of the outstanding equity in Springstone.  LendingClub paid the selling equityholders a total purchase price equal to $140 million in cash and preferred stock.  Springstone provides affordable financing options for consumers seeking to finance private education and elective medical procedures through a network of over 14,000 schools and healthcare providers.  In connection with the acquisition, NBT Bank and Springstone entered into an amended and restated program agreement pursuant to which NBT Bank will continue to participate in lending activities with respect to Springstone’s financing operations.  “The management of Springstone developed a very successful business, and we are pleased to have played a role in it,” said NBT President and CEO Martin Dietrich. “We look forward to the opportunity to continue our relationship with Springstone as they grow with LendingClub Corporation and are engaged in discussions to further develop collaborative opportunities with LendingClub.” NBT is exploring balance sheet strategies for optimal use of the proceeds from this transaction.

Stock Repurchase Program

The Company did not purchase shares of its common stock during the three month period ended March 31, 2014.  As of March 31, 2014, there were 1,000,000 shares available for repurchase under a previously announced plan, which expires on December 31, 2014.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $7.8 billion at March 31, 2014.  The company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies.  NBT Bank, N.A. has over 155 banking locations with offices in upstate New York, northwestern Vermont, western Massachusetts, southern New Hampshire, and northeastern Pennsylvania. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. Mang Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.manginsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation.  Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures adjust GAAP measures to exclude the effects of sales of securities and certain non-recurring and merger-related expenses.  Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables.  Management believes that these non-GAAP measures provided useful information that is important to an understanding of the operating results of NBT’s core business (due to the non-recurring nature of the excluded items).  Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2014	2013
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Reconciliation of Non-GAAP Financial Measures:
Reported net income (GAAP)	$18,009	$17,925	$19,257	$16,916	$7,649
Adj: (Gain) / Loss on sale of securities, net (net of tax)	(5)	(9)	(228)	42	(795)
Adj: Other adjustments (net of tax) (1)	430	402	110	-	-
Plus: Merger related expenses (net of tax)	-	59	224	882	7,423
Total Adjustments	425	452	106	924	6,628
Core net income	$18,434	$18,377	$19,363	$17,840	$14,277

Profitability:
Core Diluted Earnings Per Share	$0.42	$0.42	$0.44	$0.40	$0.39
Diluted Earnings Per Share	$0.41	$0.41	$0.44	$0.38	$0.21
Weighted Average Diluted
Common Shares Outstanding	44,296,445	44,121,102	44,135,114	44,316,531	36,794,356
Core Return on Average Assets (2)	0.98%	0.96%	1.02%	0.95%	0.90%
Return on Average Assets (2)	0.95%	0.94%	1.01%	0.90%	0.48%
Core Return on Average Equity (2)	9.02%	9.04%	9.67%	8.88%	9.01%
Return on Average Equity (2)	8.81%	8.81%	9.62%	8.42%	4.83%
Core Return on Average Tangible Common Equity (2)(4)	14.48%	14.77%	15.95%	14.57%	13.58%
Return on Average Tangible Common Equity (2)(4)	14.16%	14.42%	15.86%	13.85%	7.49%
Net Interest Margin (2)(3)	3.63%	3.61%	3.65%	3.69%	3.68%

(1)	Primarily reorganization expenses for 2014 and 2013
(2)	Annualized
(3)	Calculated on a Fully Tax Equivalent (“FTE”)
(4)	Excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2014	2013
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Average stockholders' equity	$828,588	$806,791	$794,273	$806,200	$642,693
Less: average goodwill and other intangibles	290,019	291,659	292,271	292,775	200,779
Average tangible common equity	$538,569	$515,132	$502,002	$513,425	$441,914

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2014	2013
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Balance Sheet Data:
Securities Available for Sale	$1,377,585	$1,364,881	$1,385,734	$1,390,403	$1,465,791
Securities Held to Maturity	117,896	117,283	118,259	122,302	62,474
Net Loans	5,412,591	5,337,361	5,297,047	5,219,526	5,126,299
Total Assets	7,753,129	7,652,175	7,668,903	7,534,518	7,610,831
Total Deposits	6,068,898	5,890,224	6,003,138	5,878,176	6,015,963
Total Borrowings	766,753	866,061	783,439	795,918	715,728
Total Liabilities	6,920,927	6,835,606	6,873,344	6,742,943	6,807,536
Stockholders' Equity	832,202	816,569	795,559	791,575	803,295

Asset Quality:
Nonaccrual Loans	$51,464	$49,965	$41,418	$40,525	$41,726
90 Days Past Due and Still Accruing	2,700	3,737	3,286	2,004	1,651
Total Nonperforming Loans	54,164	53,702	44,704	42,529	43,377
Other Real Estate Owned	2,564	2,904	3,626	3,757	2,864
Total Nonperforming Assets	56,728	56,606	48,330	46,286	46,241
Allowance for Loan Losses	69,434	69,434	70,184	71,184	68,734
Allowance for Loan Losses to Total Originated Loans (1)	1.51%	1.55%	1.60%	1.68%	1.69%
Allowance for Loan Losses to Total Loans	1.27%	1.28%	1.31%	1.35%	1.32%
Total Nonperforming Loans to Total Loans	0.99%	0.99%	0.83%	0.80%	0.83%
Total Nonperforming Assets to Total Assets	0.73%	0.74%	0.63%	0.61%	0.61%
Past Due Loans to Total Loans	0.57%	0.77%	0.70%	0.71%	0.81%
Allowance for Loan Losses to Total Nonperforming Loans	128.19%	129.29%	157.00%	167.38%	158.46%
Net Charge-Offs to Average Loans (4)	0.27%	0.44%	0.46%	0.30%	0.56%

Capital:
Equity to Assets	10.73%	10.67%	10.37%	10.51%	10.55%
Book Value Per Share	$19.09	$18.77	$18.38	$18.18	$18.36
Tangible Book Value Per Share (2)	$12.48	$12.09	$11.64	$11.46	$11.67
Tier 1 Leverage Ratio (3)	9.05%	8.93%	8.79%	8.72%	10.25%
Tier 1 Capital Ratio	11.81%	11.74%	11.46%	11.20%	11.33%
Total Risk-Based Capital Ratio	13.06%	12.99%	12.71%	12.45%	12.58%
Common Stock Price (End of Period)	$24.46	$25.90	$22.98	$21.17	$22.15

(1)	Excludes acquired loans with no related allowance recorded
(2)	Stockholders' equity less goodwill and intangible assets divided by common shares outstanding
(3)	The Tier 1 Leverage Ratio for the first quarter of 2013 was impacted by timing of the acquisition of Alliance on March 8, 2013
(4)	Annualized

Note:  Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
 (unaudited, dollars in thousands)

	March 31,	December 31,
ASSETS	2014	2013
Cash and due from banks	$182,071	$157,625
Short term interest bearing accounts	3,493	1,301
Securities available for sale, at fair value	1,377,585	1,364,881
Securities held to maturity (fair value of $114,920 and $113,276 at March 31, 2014 and December 31, 2013, respectively)	117,896	117,283
Trading securities	6,954	5,779
Federal Reserve and Federal Home Loan Bank stock	41,458	46,864
Loans	5,482,025	5,406,795
Less allowance for loan losses	69,434	69,434
Net loans	5,412,591	5,337,361
Premises and equipment, net	87,647	88,327
Goodwill	263,634	264,997
Intangible assets, net	24,248	25,557
Bank owned life insurance	115,775	114,966
Other assets	119,777	127,234
TOTAL ASSETS	$7,753,129	$7,652,175

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$1,616,612	$1,645,641
Savings, NOW, and money market	3,482,925	3,223,441
Time	969,361	1,021,142
Total deposits	6,068,898	5,890,224
Short-term borrowings	356,878	456,042
Long-term debt	308,679	308,823
Junior subordinated debt	101,196	101,196
Other liabilities	85,276	79,321
Total liabilities	6,920,927	6,835,606

Total stockholders' equity	832,202	816,569

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,753,129	$7,652,175

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	Three Months Ended
	March 31,
	2014	2013
Interest, fee and dividend income:
Loans	$60,015	$53,695
Securities available for sale	6,757	5,746
Securities held to maturity	768	525
Other	537	403
Total interest, fee and dividend income	68,077	60,369
Interest expense:
Deposits	3,284	4,150
Short-term borrowings	231	42
Long-term debt	2,507	3,609
Junior subordinated debt	538	428
Total interest expense	6,560	8,229
Net interest income	61,517	52,140
Provision for loan losses	3,596	5,658
Net interest income after provision for loan losses	57,921	46,482
Noninterest income:
Insurance and other financial services revenue	6,737	6,893
Service charges on deposit accounts	4,369	4,323
ATM and debit card fees	4,072	3,242
Retirement plan administration fees	2,918	2,682
Trust	4,446	2,913
Bank owned life insurance income	1,382	849
Net securities gains	7	1,145
Other	2,346	3,182
Total noninterest income	26,277	25,229
Noninterest expense:
Salaries and employee benefits	29,534	27,047
Occupancy	6,226	4,977
Data processing and communications	4,001	3,455
Professional fees and outside services	3,415	2,901
Equipment	3,116	2,582
Office supplies and postage	1,685	1,590
FDIC expenses	1,278	1,130
Advertising	739	723
Amortization of intangible assets	1,310	851
Loan collection and other real estate owned	1,040	718
Merger related	-	10,681
Other operating	5,173	4,050
Total noninterest expense	57,517	60,705
Income before income taxes	26,681	11,006
Income taxes	8,672	3,357
Net income	$18,009	$7,649
Earnings Per Share:
Basic	$0.41	$0.21
Diluted	$0.41	$0.21

NBT Bancorp Inc. and Subsidiaries
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	2014	2013
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Interest, fee and dividend income:
Loans	$60,015	$61,173	$61,773	$62,031	$53,695
Securities available for sale	6,757	6,707	6,520	6,537	5,746
Securities held to maturity	768	783	804	548	525
Other	537	518	472	488	403
Total interest, fee and dividend income	68,077	69,181	69,569	69,604	60,369
Interest expense:
Deposits	3,284	3,845	3,999	4,296	4,150
Short-term borrowings	231	174	232	67	42
Long-term debt	2,507	2,559	2,561	3,026	3,609
Junior subordinated debt	538	545	551	560	428
Total interest expense	6,560	7,123	7,343	7,949	8,229
Net interest income	61,517	62,058	62,226	61,655	52,140
Provision for loan losses	3,596	5,166	5,198	6,402	5,658
Net interest income after provision for loan losses	57,921	56,892	57,028	55,253	46,482
Noninterest income:
Insurance and other financial services revenue	6,737	5,761	6,038	5,755	6,893
Service charges on deposit accounts	4,369	4,996	5,055	4,933	4,323
ATM and debit card fees	4,072	3,996	4,276	4,044	3,242
Retirement plan administration fees	2,918	2,796	3,062	2,957	2,682
Trust	4,446	4,725	4,345	4,699	2,913
Bank owned life insurance income	1,382	1,145	913	886	849
Net securities gains (losses)	7	13	329	(61)	1,145
Other	2,346	1,870	3,129	2,324	3,182
Total noninterest income	26,277	25,302	27,147	25,537	25,229
Noninterest expense:
Salaries and employee benefits	29,534	28,106	29,267	29,160	27,047
Occupancy	6,226	5,262	5,262	5,219	4,977
Data processing and communications	4,001	3,985	4,059	3,854	3,455
Professional fees and outside services	3,415	3,969	3,202	3,237	2,901
Equipment	3,116	3,013	2,988	2,910	2,582
Office supplies and postage	1,685	1,677	1,640	1,656	1,590
FDIC expenses	1,278	1,272	1,285	1,273	1,130
Advertising	739	759	722	1,000	723
Amortization of intangible assets	1,310	1,324	1,346	1,351	851
Loan collection and other real estate owned	1,040	594	886	421	718
Merger	-	88	326	1,269	10,681
Other operating	5,173	5,437	5,303	5,100	4,050
Total noninterest expense	57,517	55,486	56,286	56,450	60,705
Income before income taxes	26,681	26,708	27,889	24,340	11,006
Income taxes	8,672	8,783	8,632	7,424	3,357
Net income	$18,009	$17,925	$19,257	$16,916	$7,649
Earnings per share:
Basic	$0.41	$0.41	$0.44	$0.39	$0.21
Diluted	$0.41	$0.41	$0.44	$0.38	$0.21

NBT Bancorp Inc. and Subsidiaries
AVERAGE QUARTERLY BALANCE SHEETS
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q1 - 2014		Q4 - 2013		Q3 - 2013		Q2 - 2013		Q1 - 2013

ASSETS:
Short-term interest bearing accounts	$2,733	1.02%	$4,798	0.81%	$1,955	1.73%	$41,313	0.57%	$75,110	0.21%
Securities available for sale (1)(2)	1,381,744	2.11%	1,383,273	2.05%	1,387,714	2.00%	1,428,864	1.97%	1,197,238	2.09%
Securities held to maturity (1)	116,613	3.52%	117,574	3.47%	118,781	3.54%	62,463	5.23%	52,905	6.06%
Investment in FRB and FHLB Banks	43,596	4.94%	41,115	4.92%	43,895	4.20%	35,497	4.85%	31,312	4.75%
Loans (3)	5,425,938	4.50%	5,369,474	4.54%	5,309,446	4.63%	5,243,534	4.76%	4,492,106	4.87%
Total interest earning assets	$6,970,624	4.01%	$6,916,234	4.02%	$6,861,791	4.08%	$6,811,671	4.16%	$5,848,671	4.25%
Other assets	679,246		680,435		671,482		705,869		554,355
Total assets	$7,649,870		$7,596,669		$7,533,273		$7,517,540		$6,403,026

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,411,444	0.15%	$1,419,458	0.15%	$1,360,067	0.15%	$1,402,429	0.15%	$1,190,555	0.14%
NOW deposit accounts	932,528	0.05%	925,544	0.13%	877,387	0.13%	927,037	0.19%	799,219	0.23%
Savings deposits	1,000,029	0.07%	973,650	0.08%	984,093	0.09%	983,413	0.09%	770,559	0.08%
Time deposits	999,579	0.99%	1,042,710	1.07%	1,081,549	1.09%	1,136,511	1.10%	1,015,711	1.26%
Total interest bearing deposits	$4,343,580	0.31%	$4,361,362	0.35%	$4,303,096	0.37%	$4,449,390	0.39%	$3,776,044	0.45%
Short-term borrowings	398,951	0.24%	338,476	0.20%	383,238	0.24%	229,906	0.12%	168,783	0.10%
Junior subordinated debentures	101,196	2.16%	101,196	2.14%	101,196	2.16%	101,196	2.22%	82,295	2.11%
Long-term debt	308,760	3.29%	308,969	3.29%	309,069	3.29%	355,702	3.41%	382,177	3.83%
Total interest bearing liabilities	$5,152,487	0.52%	$5,110,003	0.55%	$5,096,599	0.57%	$5,136,194	0.62%	$4,409,299	0.76%
Demand deposits	1,589,865		1,595,145		1,559,506		1,496,486		1,283,737
Other liabilities	78,930		84,730		82,896		78,660		67,297
Stockholders' equity	828,588		806,791		794,272		806,200		642,693
Total liabilities and stockholders' equity	$7,649,870		$7,596,669		$7,533,273		$7,517,540		$6,403,026

Interest rate spread		3.49%		3.47%		3.51%		3.54%		3.49%
Net interest margin		3.63%		3.61%		3.65%		3.69%		3.68%

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED LOAN BALANCES
(unaudited, dollars in thousands)

	2014	2013
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Residential real estate mortgages	$1,056,793	$1,041,637	$1,028,158	$1,001,642	$996,925
Commercial	878,152	859,026	849,095	867,513	829,766
Commercial real estate mortgages	1,347,940	1,328,313	1,302,978	1,241,271	1,233,763
Real estate construction and development	99,295	93,247	116,662	152,548	136,402
Agricultural and agricultural real estate mortgages	110,815	112,035	110,113	107,565	107,023
Consumer	1,387,221	1,352,638	1,327,203	1,284,888	1,253,645
Home equity	601,809	619,899	633,022	635,283	637,509
Total loans	$5,482,025	$5,406,795	$5,367,231	$5,290,710	$5,195,033